Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

NuShares ETF Trust (the  Trust )
811-23161

On September 25, 2017, under
Conformed Submission Form 485BPOS,
accession number, 0001193125-17-
293041, a copy of the Amended
Designation of Series of Shares of
Beneficial Interest dated July12,
2017 considered to be an amendment to
the Declaration of Trust (charter) of the Trust, was filed with the SEC as exhibit
99.A.3 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form
N-SAR.